Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”) is made and entered into as of the 16th day of August, 2011, by and among HARTE-HANKS, INC., a Delaware corporation (the “Borrower”), the lenders party hereto, and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”), and joined in for certain purposes by the Subsidiaries of the Borrower signatory hereto (the “Subsidiary Guarantors”). This Amendment amends that certain Credit Agreement dated as of August 12, 2010 (as amended, the “Credit Agreement”) by and among the Borrower, the Administrative Agent and the lenders from time to time party thereto.

WHEREAS, concurrently herewith, the Borrower is entering into a term loan facility in the principal amount of up to $125,000,000;

WHEREAS, the effectiveness of the term loan agreement to be entered into concurrently herewith, by and among the Borrower, the Administrative Agent, and the lenders party thereto (the “Term Loan Agreement”) is conditioned upon the guaranty of the obligations thereunder by the Material Subsidiaries (as defined below) (the “Material Subsidiary Guarantees”);

WHEREAS, the entering into by the Material Subsidiaries of the Material Subsidiary Guarantees is prohibited by the terms of the Credit Agreement and the Borrower has requested that the Lenders consent thereto;

WHEREAS, it is a condition to the consent of the Lenders to the Material Subsidiary Guarantees that the Material Subsidiaries guaranty the Obligations under (and as defined in) the Credit Agreement;

WHEREAS, the Borrower has requested certain other amendments to the Credit Agreement; and

WHEREAS, the Lenders are willing to consent to the Material Subsidiary Guarantees and to make the requested amendments to the Credit Agreement, but only on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. Capitalized terms used herein without definition or not amended in this Amendment shall have the meaning assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document under (and as defined in) the Credit Agreement for all purposes.

2.	Amendments to Section 1.01 (Definitions) of the Credit Agreement.

A.	The following definitions are added to Section 1.01 in the appropriate alphabetical order:

“2006 Term Loan Agreement” means the Term Loan Agreement, dated September 6, 2006, among the Borrower, Wells Fargo Bank, National Association, as administrative agent thereunder, and the lenders party thereto.

“2008 Term Loan Agreement” means the Term Loan Agreement, dated March 7, 2008, among the Borrower, Wells Fargo Bank, National Association, as administrative agent thereunder, and the lenders party thereto, as in effect on August 16, 2011.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement, but only for so long as such Person remains a Lender hereunder or an Affiliate of a Lender hereunder.

“Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Guaranteed Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower and any Hedge Bank.

“Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract not prohibited hereunder, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract or, with respect to a Swap Contract permitted hereunder and entered into prior to the Closing Date, any Person that is a Lender or an Affiliate of a Lender on the Closing Date, in its capacity as a party to such Swap Contract (so long as such Lender or Affiliate has provided notice of such Swap Contract to the Administrative Agent on or prior to the Closing Date); provided, that a Person shall remain a Hedge Bank hereunder only for so long as such Person remains a Lender hereunder or an Affiliate of a Lender hereunder.

“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Material Subsidiary” means any direct or indirect Domestic Subsidiary of the Borrower (a) that (i) has total assets (including Equity Interests in other Subsidiaries) equal to or greater than 5% of consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)), (ii) has revenues equal to or greater than 5% of the consolidated total revenues of the Borrower and its Subsidiaries (calculated for the most recent Reference Period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)), or (iii) has EBITDA (as determined individually for such Subsidiary based on the definition of Consolidated EBITDA) equal to or greater than 5% of EBITDA of the Borrower and its Domestic Subsidiaries (as determined for the Borrower and its direct and indirect Domestic Subsidiaries based on the definition of Consolidated EBITDA and calculated for the most recent Reference Period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)); or (b) that Guarantees any Indebtedness under the Existing Term Loan Agreements or any other Indebtedness of the Borrower or any other Loan Party; and in each case which is designated by the Borrower as a Material Subsidiary by written notice to the Administrative Agent in accordance with Section 6.12; provided that, in all events the Material Subsidiaries together with the Borrower shall have (x) total assets equal to or greater than 90% of consolidated total assets of the Borrower and its Domestic Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)), and (y) revenues equal to or greater than 90% of the consolidated total revenues of the Borrower and its Domestic Subsidiaries (calculated for the most recent Reference Period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)), and (z) EBITDA (as determined for the Borrower and such Material Subsidiaries based on the definition of Consolidated EBITDA) equal to or greater than 90% of EBITDA of the Borrower and its Domestic Subsidiaries (as determined for the Borrower and its direct and indirect Domestic Subsidiaries based on the definition of Consolidated EBITDA and calculated for the most recent Reference Period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)). As of August     , 2011, the Subsidiaries designated by the Borrower as Material Subsidiaries are those set forth on Schedule 1.01(c).

“Permitted Liens” has the meaning specified in Section 7.01.

“Subsidiary Guarantors” means, collectively, each Material Subsidiary.

“Subsidiary Guaranty” means that certain Unlimited Guaranty, dated as of August 16, 2011, by the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit of the Guaranteed Parties, as the same may be supplemented from time to time by the joinder thereof of additional Subsidiary Guarantors.

“Term Loan Agreement” means that certain Term Loan Agreement, dated as of August 16, 2011, among the Borrower, Bank of America, as administrative agent thereunder, and the lenders party thereto, as in effect on August 16, 2011.

B.	The definition of “Change in Law” is hereby deleted and replaced in its entirety with the following:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

C.	The definition of “Consolidated Interest Charges” is hereby amended by deleting the phrase “the Existing Credit Agreement and in connection with this Agreement” therein, and replacing it with the phrase “the 2006 Term Loan Agreement and the 2008 Term Loan Agreement”.

D.	The definition of “Existing Term Loan Agreements” is hereby deleted and replaced in its entirety with the following:

“Existing Term Loan Agreements” mean each of (i) the Term Loan Agreement and (ii) the 2008 Term Loan Agreement.

E.	The definition of “IP Rights” is hereby amended by deleting the phrase “Section 5.18” at the end thereof, and replacing it with the phrase “Section 5.24”.

F.	The definition of “Loan Documents” is hereby deleted and replaced in its entirety with the following:

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, the Subsidiary Guaranty and the Fee Letter.

G.	The definition of “Material Adverse Effect” is hereby deleted and replaced in its entirety with the following:

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of (x) the Borrower or (y) taken as a whole, the Loan Parties, to perform their respective obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (ii) the rights and remedies of the Administrative Agent, on behalf of itself and the Lenders, under the Loan Documents.

H.	The definition of “Obligations” is hereby deleted and replaced in its entirety with the following:

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, or arising under any Guaranteed Hedge Agreement or any Guaranteed Cash Management Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

3.	Amendments to Section 2.11 of the Credit Agreement. Section 2.11(b) of the Credit Agreement is hereby amended by deleting each reference to “Consolidated Leverage Ratio” contained therein and replacing it with the phrase “Adjusted Leverage Ratio”.

4.	Amendments to Sections 5.01 and 5.02 of the Credit Agreement. Sections 5.01 and 5.02 of the Credit Agreement are hereby amended by deleting the phrase “[T]he Borrower” in the first sentence thereof, and replacing it with the phrase “[E]ach of the Loan Parties”.

5.	Amendments to Section 5.03 of the Credit Agreement. Section 5.03 of the Credit Agreement is hereby amended by deleting the phrase “the Borrower” therein, and replacing it with the phrase “any of the Loan Parties”

6.	Amendments to Section 5.04 of the Credit Agreement. Section 5.04 of the Credit Agreement is hereby deleted and replaced with the following:

“5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each of the Loan Parties party thereto, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).”

7.	Amendments to Section 5.18 of the Credit Agreement. Section 5.18 of the Credit Agreement is hereby amended by deleting the phrase “the Borrower” in the first two locations in which it appears in Section 5.18, and replace it with the phrase “any Loan Party”.

8.	Amendments to Section 5.19 of the Credit Agreement. Section 5.18 of the Credit Agreement is hereby deleted and replaced with the following:

“5.19 Taxpayer Identification Number. Each of the Loan Parties’ true and correct U.S. taxpayer identification number is set forth on Schedule 5.19.”

9.	Addition of New Section 5.25 of the Credit Agreement. The following new Section 5.25 is hereby added to the Credit Agreement:

“5.25 Material Subsidiaries. The Material Subsidiaries, together with the Borrower, have (x) total assets equal to or greater than 90% of consolidated total assets of the Borrower and its Domestic Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)), (y) revenues equal to or greater than 90% of the consolidated total revenues of the Borrower and its Domestic Subsidiaries (calculated for the most recent Reference Period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)), and (z) EBITDA (as determined for the Borrower and such Material Subsidiaries based on the definition of Consolidated EBITDA) equal to or greater than 90% of EBITDA of the Borrower and its Domestic Subsidiaries (as determined for the Borrower and its direct and indirect Domestic Subsidiaries based on the definition of Consolidated EBITDA and calculated for the most recent Reference Period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)). No Domestic Subsidiary which is not a Subsidiary Guarantor (i) has total assets (including Equity Interests in other Subsidiaries) equal to or greater than 5% of consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)); (ii) has revenues equal to or greater than 5% of the consolidated total revenues of the Borrower and its Subsidiaries (calculated for the most recent Reference Period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)); or (iii) has EBITDA (as determined individually for such Subsidiary based on the definition of Consolidated EBITDA) equal to or greater than 5% of EBITDA of the Borrower and its Domestic Subsidiaries (as determined for the Borrower and its direct and indirect Domestic Subsidiaries based on the definition of Consolidated EBITDA and calculated for the most recent Reference Period for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b)). No Subsidiary that is not a Subsidiary Guarantor has guaranteed any Indebtedness under the Existing Term Loan Agreements or any other Indebtedness of the Borrower or any other Loan Party.

10.	Addition of New Section 6.12 to the Credit Agreement. The following new Section 6.12 is hereby added to the Credit Agreement:

“6.12 Additional Guarantors.

(a) Promptly (and in any event with each Compliance Certificate required to be delivered pursuant to Section 6.02(b)) designate as a Material Subsidiary (to the extent not then so designated) (i) each Domestic Subsidiary satisfying the requirements set forth in clause (a) or (b) of the definition of “Material Subsidiary” (to the extent not then so designated), and (ii) one or more Domestic Subsidiaries to the extent necessary to cause clauses (x), (y) and (z) of the proviso in the definition of “Material Subsidiary” to be satisfied.

(b) Notify the Administrative Agent at the time that any Person is designated as or becomes a Material Subsidiary in accordance with clause (a) above or otherwise, and promptly thereafter (and in any event within thirty (30) days (or such longer period approved by the Administrative Agent in its sole discretion)), cause such Person to (i) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a counterpart of the Subsidiary Guaranty, a joinder to the Subsidiary Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in clauses, (iii), (iv) and (vi) of Section 4.01(a) and, if requested by the Administrative Agent, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 6.12), and such other information and documentation as the Administrative Agent shall reasonably request, all in form, content and scope reasonably satisfactory to the Administrative Agent. Subject to the limitations set forth in clause (a) above, the Borrower shall be permitted at any time to redesignate any Subsidiary previously designated a Material Subsidiary as a Subsidiary that is not a Material Subsidiary with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, upon providing written notice of such redesignation to the Administrative Agent, which notice shall certify that the representations and covenants herein regarding Material Subsidiaries shall continue to be satisfied after such re-designation and which shall contain supporting calculations acceptable to the Administrative Agent regarding the remaining Material Subsidiaries after taking into account the re-designation. If Borrower so redesignates any Subsidiary, such Subsidiary shall be released from all obligations under the Subsidiary Guaranty and any liens granted by such Subsidiary to secure the Obligations shall be discharged.”

11.	Amendments to Section 7.01 of the Credit Agreement.

A.	Section 7.01 of the Credit Agreement is hereby amended by inserting before the colon at the end of the first sentence thereof, the phrase “(the Liens set forth below in clauses (a)-(n) are referred to herein as “Permitted Liens”)”.

B.	Section 7.01 of the Credit Agreement is hereby amended by deleting the last paragraph thereof and replacing it with the following:

“Notwithstanding the foregoing, in the event that any Loan Party intends to grant a security interest (other than a Permitted Lien) in any of its assets to the holders of Indebtedness under the Existing Term Loan Agreements or the holders of any other Indebtedness of any of the Loan Parties (the “Proposed Liens”), the Borrower shall provide the Administrative Agent with written notice thereof, and so long as simultaneously with the granting of such Proposed Liens, each of the Loan Parties grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a pari passu security interest in the assets covered by the Proposed Liens (and with the same priority), then such Proposed Liens will not be a breach of this Section 7.01, so long as (i) the Administrative Agent and the Loan Parties have entered into satisfactory collateral documentation evidencing and perfecting such security interest in favor of the Administrative Agent, and (ii) the Administrative Agent and such holders of the Indebtedness under the Existing Term Loan Agreements or such holders of any other Indebtedness of any of the Loan Parties, as applicable, have entered into satisfactory intercreditor arrangements with respect to all such security interests (to the extent required by the Administrative Agent).”

12.	Amendments to Section 7.03 of the Credit Agreement. Section 7.03 of the Credit Agreement is hereby deleted and replaced with the following:

“7.03 Indebtedness of Subsidiaries. With respect to all Subsidiaries of the Borrower, create, incur, assume or suffer to exist any Indebtedness in excess of $20,000,000 in the aggregate, other than (a) Indebtedness of a wholly-owned Subsidiary of the Borrower owed to another wholly-owned Subsidiary of the Borrower or, to the extent permitted hereunder, owed to the Borrower, and (b) Guarantees provided by the Subsidiary Guarantors under the Subsidiary Guaranty and pursuant to the Existing Term Loan Agreements.”

13.	Amendments to Section 7.04 of the Credit Agreement.

A.	Section 7.04(a) of the Credit Agreement is hereby amended by deleting clause (v) thereof and replacing it with the following:

“(v) any Subsidiary may dissolve if (A) the purpose of such dissolution is to effect a transaction otherwise permitted under Section 7.04(a)(ii) or (a)(iii) or (B) such Subsidiary has no assets, so long as such dissolution would not result in any liability to any Loan Party.”

B.	Section 7.04(b) of the Credit Agreement is hereby amended by adding a new clause (viii) to the end thereof, as follows:

“(viii) with respect to any stock acquisition, the Person owning the operation to be acquired shall become a Subsidiary Guarantor in accordance with Section 6.12 to the extent it constitutes a Material Subsidiary hereunder.”

14.	Amendments to Section 7.05 of the Credit Agreement.

A.	Section 7.05(j) of the Credit Agreement is hereby deleted and replaced with the following:

“(j) non-exclusive licenses of IP Rights (i) in the ordinary course of business and (ii) otherwise, in each case which do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole;”

B.	Section 7.05(l) of the Credit Agreement is hereby deleted and replaced with the following:

“(l) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided, that (x) if the transferor is a Subsidiary Guarantor, the transferee must be the Borrower or a Subsidiary Guarantor (including Dispositions permitted by Section 7.04), and (y) if the transferor is a wholly-owned Subsidiary, the transferee must be the Borrower or a wholly-owned Subsidiary (including Dispositions permitted by Section 7.04);”

15.	Amendments to Section 7.09 of the Credit Agreement.

A.	Clause (i) of Section 7.09 is hereby amended by inserting immediately after the words “except for” and immediately before the words “Contractual Obligations” the following:

“the terms of Section 6.02(a) of the 2008 Term Loan Agreement and Section 7.05(l) of the Term Loan Agreement and any”

B.	(ii) of Section 7.09(a) is hereby deleted and replaced with the following:

“(ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower, except as set forth under Section 6.05 of the 2008 Term Loan Agreement and under Section 7.03 of the Term Loan Agreement;”

C.	Clause (y) contained in the proviso to Section 7.09(iii) is hereby amended to read in its entirety as follows:

“(y) as set forth under Section 6.01 of the 2008 Term Loan Agreement or under Section 7.01 of the Term Loan Agreement;”

16.	Amendments to Section 7.14 of the Credit Agreement: Section 7.14 of the Credit Agreement is hereby deleted and replaced with the following:

“7.14 Foreign Operations. Foreign Subsidiaries of the Borrower, whether direct or indirect, shall not at any time account for more than 20% of (i) Consolidated EBITDA, (ii) the aggregate consolidated revenue of the Borrower and its Subsidiaries, or (iii) the aggregate value of the assets of the Borrower and its Subsidiaries.”

17.	Amendments to Section 8.01 of the Credit Agreement. Section 8.01(b) of the Credit Agreement is hereby amended by deleting the phrase “6.10 and 6.11” with the phrase “6.10, 6.11 and 6.12”.

18.	Amendments to Section 9.10 of the Credit Agreement. Section 9.10 is hereby deleted in its entirety and replaced with the following:

“9.10 Collateral and Subsidiary Guaranty Matters. The Lenders and the L/C Issuer irrevocable authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) Obligations under any Guaranteed Cash Management Agreement as to which arrangements satisfactory to the applicable Cash Management Bank have been made, and (z) Obligations under any Guaranteed Hedge Agreement as to which arrangements satisfactory to the applicable Hedge Bank have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c) to release any Subsidiary Guarantor upon (i) the disposition of such Subsidiary Guarantor in a transaction permitted hereunder that causes such Subsidiary Guarantor to cease to be a Subsidiary, (ii) termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) Obligations under any Guaranteed Cash Management Agreement as to which arrangements satisfactory to the applicable Cash Management Bank have been made, and (z) Obligations under any Guaranteed Hedge Agreement as to which arrangements satisfactory to the applicable Hedge Bank have been made), or (iii) the redesignation of such Subsidiary as a non-Material Subsidiary in accordance with the terms of Section 6.12.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor or release or subordinate its interest in particular types or items of property.”

19.	Addition of New Section 9.11 to the Credit Agreement. The following new Section 9.11 is hereby added to the Credit Agreement:

“9.11 Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements.

No Cash Management Bank or Hedge Bank who obtains the benefit of the provisions of Section 8.03, or the Subsidiary Guaranty by virtue of the provisions hereof or of the Subsidiary Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Without limitation of the foregoing, each such Cash Management Bank or Hedge Bank acknowledges that (i) the exercise of rights and remedies under the Subsidiary Guaranty shall be taken solely by the Administrative Agent for the benefit of the Guaranteed Parties; and (ii) such Cash Management Bank or Hedge Bank, as the case may be, does not have the right to independently pursue rights or remedies under the Subsidiary Guaranty. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements only if the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.”

20.	Addition of new Section 10.01(g). The following new section 10.01(g) is hereby added to the Credit Agreement:

“(g) except as provided in Section 9.10, release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender (it being understood that only the consent of the Required Lenders shall be necessary to amend Sections 5.25 or 6.12 or the definition of “Material Subsidiary”);”

21.	Amendments to Schedules and Exhibits. The Credit Agreement is amended (i) by adding “Schedule 1.01(c) - Additional Guarantors” thereto, which such Schedule is attached hereto as Annex 1, (ii) by deleting Schedule 5.19 in its entirety and replacing it with Schedule 5.19 as attached hereto as Annex 2, (iii) by amending Schedule 7.01 by including therein the supplement thereto as attached hereto as Annex 3, and (iv) by amending Exhibit D (Form of Compliance Certificate) by inserting at the end of Schedule I thereto the supplemental calculation set forth on Annex 4, as attached hereto.

22.	Consent to Term Loan Guarantees. The Lenders party hereto hereby consent to the guarantees provided by the Subsidiary Guarantors of the Borrower’s obligations under the Existing Term Loan Agreements.

23.	Conditions to Effectiveness. This Amendment shall become effective as of the date hereof, upon the satisfaction of each of the following conditions:

A.	The receipt by the Administrative Agent of (i) counterparts of this Amendment, duly executed by the Borrower, the Subsidiary Guarantors and the Required Lenders, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower, and (ii) counterparts of the Subsidiary Guaranty, duly executed by each Subsidiary Guarantor, sufficient in number for distribution to the Administrative Agent, each Lender and the Subsidiary Guarantors.

B.	The receipt by the Administrative Agent of such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers or other duly authorized officers, as the case may be, of each of the Loan Parties as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer or other duly authorized officer thereof authorized to act as a Responsible Officer or other duly authorized officer in connection with this Agreement and the other Loan Documents.

C.	The receipt by the Administrative Agent of such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Loan Parties is duly organized or formed, and that each of the Loan Parties is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified in any such other jurisdiction could not reasonably be expected to have a Material Adverse Effect.

D.	The receipt by the Administrative Agent of a favorable opinion of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit E of the Credit Agreement and such other matters concerning each of the Loan Parties and the Loan Documents as the Administrative Agent or Required Lenders may reasonably request.

E.	The receipt by the Administrative Agent of a certificate of a Responsible Officer or other duly authorized officer of each of the Loan Parties either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

F.	The receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower, certifying (A) the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect; (B) there has been no material adverse change (i) in the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2010, or (ii) in the facts and information regarding such Persons as represented by the Borrower on or prior to the date hereof; and (C) no changes or developments have occurred since December 31, 2010 that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

G.	The receipt by the Administrative Agent of a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, as of the last day of the fiscal quarter of the Borrower ended on June 30, 2011 (based upon the financial statements for the fiscal quarter ending June 30, 2011), after giving effect to the Indebtedness under the Term Loan Agreement, and any repayment of Indebtedness with the proceeds thereof, evidencing pro forma compliance with each of the financial covenants set forth in Section 7.11 hereof (assuming such financial covenants were in effect on June 30, 2011), evidencing compliance with each of the covenants set forth in Section 7.11.

H.	The receipt by the Administrative Agent of evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with insurance binders or other satisfactory certificates of insurance.

I.	The receipt by the Administrative Agent of satisfactory evidence of the payment of all Indebtedness and other obligations under the 2006 Term Loan Agreement, together with a satisfactory payoff and release letter from the administrative agent thereunder, on behalf of the lenders thereunder, and evidence that the 2006 Term Loan Agreement has been or concurrently with the Closing Date is being terminated and any Liens securing obligations under the 2006 Term Loan Agreement have been or concurrently with the Closing Date are being released, terminated and/or discharged.

J.	The receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the lenders under the Existing Term Loan Agreements and each other instrument of Indebtedness under which consent is necessary, have consented to the Guarantees provided by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.

K.	The receipt by the Administrative Agent of such other assurances, certificates, documents or consents as the Administrative Agent or the Required Lenders reasonably may require.

L.	The Borrower shall have paid all fees and expenses of the Lender in connection with this Amendment or otherwise outstanding, including, without limitation, the reasonable fees and expenses of legal counsel to the Lender.

24.	Representations and Warranties. Each of the Loan Parties represents and warrants to the Lender as follows:

A.	The execution, delivery and performance of this Amendment, and each other Loan Document and the transactions contemplated hereby and thereby (i) are within the corporate (or the equivalent company or partnership) authority of such Loan Party, (ii) have been duly authorized by all necessary corporate (or other) proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party so as to materially adversely affect the assets, business or any activity of such Loan Party, and (iv) do not conflict with any provision of the corporate charter, articles or bylaws (or equivalent other company or partnership documents) of such Loan Party or any agreement or other instrument binding upon such Loan Party.

B.	The execution, delivery and performance of this Amendment and each other Loan Document will result in valid and legally binding obligations of such Loan Party enforceable against the Borrower in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

C.	The execution, delivery and performance by such Loan Party of this Amendment and each other Loan Document and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.

D.	The representations and warranties contained in Article V of the Credit Agreement are true and correct as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date. For purposes of this Clause (D), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement.

E.	Both before and after giving effect to this Amendment, no Default or Event of Default under (and as defined in) the Credit Agreement has occurred and is continuing.

25.	No Waiver. Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly set forth in this Amendment, to modify any provision of the Credit Agreement, or (ii) give raise to any defenses or counterclaims to the Guaranteed Parties’ right to compel payment of the Obligations when due or to otherwise enforce its respective rights and remedies under the Credit Agreement and the other Loan Documents.

26.	Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

27.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

28.	Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts. Likewise, the existence of this Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Credit Agreement and Consent as a sealed instrument as of the date first set forth above.

HARTE-HANKS, INC., a Delaware corporation

By:	/s/ Douglas C. Shepard
Name:	Douglas C. Shepard
Title:	Executive Vice President & Chief Financial Officer

Acknowledged and Agreed:

Aberdeen Group, Inc., a Massachusetts corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Harte-Hanks Data Technologies, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Harte-Hanks Direct, Inc., a New York corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Signature Page to First Amendment to Credit Agreement and Consent – Harte-Hanks, Inc.

Harte-Hanks Direct Marketing/Jacksonville, LLC, a Delaware limited liability company

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Harte-Hanks Direct Marketing/Kansas City, LLC, a Delaware limited liability company

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Harte-Hanks Flyer, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Harte-Hanks Response Management/Austin, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Harte-Hanks Response Management/Boston, Inc., a Massachusetts corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Signature Page to First Amendment to Credit Agreement and Consent – Harte-Hanks, Inc.

Harte-Hanks Shoppers, Inc., a California corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Harte-Hanks Stock Plan, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Harte-Hanks STS, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

HTS, Inc., a Connecticut corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Sales Support Services, Inc., a New Jersey corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Southern Comprint Co., a California corporation

By:	/s/ Federico Ortiz
Name:	Federico Ortiz
Title:	Vice President & Treasurer

Signature Page to First Amendment to Credit Agreement and Consent – Harte-Hanks, Inc.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Managing Director

Signature Page to First Amendment to Credit Agreement and Consent – Harte-Hanks, Inc.

BANK OF AMERICA, N.A., as a Lender,
L/C Issuer and Swing Line Lender

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Managing Director

Signature Page to First Amendment to Credit Agreement and Consent – Harte-Hanks, Inc.

JP Morgan Chase Bank N.A., as a Lender

By:	/s/ John Sarvadi
Name:	John Sarvadi
Title:	Managing Director

Wells Fargo Bank N.A., as a Lender

By:	/s/ Nathan R. Rantala
Name:	Nathan R. Rantala
Title:	Director

Comerica Bank, as a Lender

By:	/s/ Joey Powell
Name:	Joey Powell
Title:	Vice President

Signature Page to First Amendment to Credit Agreement and Consent – Harte-Hanks, Inc.

Annex 1

SCHEDULE 1.01(c)

ADDITIONAL GUARANTORS

Aberdeen Group, Inc.

Harte-Hanks Data Technologies, Inc.

Harte-Hanks Direct, Inc.

Harte-Hanks Direct Marketing/Jacksonville, LLC

Harte-Hanks Direct Marketing/Kansas City, LLC

Harte-Hanks Flyer, Inc.

Harte-Hanks Response Management/Austin, Inc.

Harte-Hanks Response Management/Boston, Inc.

Harte-Hanks Shoppers, Inc.

Harte-Hanks Stock Plan, Inc.

Harte-Hanks STS, Inc.

HTS, Inc.

Sales Support Services, Inc.

Southern Comprint Co.

Annex 2

SCHEDULE 5.19

FEDERAL EIN

Aberdeen Group, Inc.

U.S. Taxpayer Identification Number

04-3003156

Harte-Hanks Data Technologies, Inc.

U.S. Taxpayer Identification Number

04-3493394

Harte-Hanks Direct, Inc.

U.S. Taxpayer Identification Number

13-3520560

Harte-Hanks Direct Marketing/Jacksonville, LLC

U.S. Taxpayer Identification Number

59-3759459

Harte-Hanks Direct Marketing/Kansas City, LLC

U.S. Taxpayer Identification Number

48-1252793

Harte-Hanks Flyer, Inc.

U.S. Taxpayer Identification Number

20-2495117

Harte-Hanks, Inc.

U.S. Taxpayer Identification Number

74-1677284

Harte-Hanks Response Management/Austin, Inc.

U.S. Taxpayer Identification Number

74-2898255

Harte-Hanks Response Management/Boston, Inc.

U.S. Taxpayer Identification Number

04-2210147

Harte-Hanks Shoppers, Inc.

U.S. Taxpayer Identification Number

95-2269791

Harte-Hanks Stock Plan, Inc.

U.S. Taxpayer Identification Number

74-2802208

Harte-Hanks STS, Inc.

U.S. Taxpayer Identification Number

20-5779914

HTS, Inc.

U.S. Taxpayer Identification Number

06-1186012

Sales Support Services, Inc.

U.S. Taxpayer Identification Number

22-1664923

Southern Comprint Co.

U.S. Taxpayer Identification Number

77-0231595

Annex 3

SCHEDULE 7.01

EXISTING LIENS

The Lien evidence by the financing statement MD UCC 181207386 recorded on October 12, 2004, covering all interest of Harte-Hanks Direct Marketing/Baltimore, Inc., a Maryland corporation, as successor-in-interest to Direct Marketing Associates, Inc. (“HH Baltimore”), in all equipment attached to the real property leased by HH Baltimore at 4545 Annapolis Road, Baltimore, Maryland. The Lien secures that certain Letter of Credit Agreement dated as of October 1, 1994, among HH Baltimore and Manufacturers and Traders Trust Company (successor-in-interest to Allfirst Bank f/k/a The First National Bank of Maryland) and others (the “Letter of Credit Agreement”). The Letter of Credit Agreement provided for the issuance of an irrevocable and transferable letter of credit (the “Letter of Credit”) in support of certain 20 year Baltimore County, Maryland Variable Rate Demand/Fixed Rate Revenue Bonds, issued in 1994 pursuant to the Maryland Economic Development Revenue Bond Act, as amended. The obligations secured by the Lien and the equipment covered by the Lien were assumed by a predecessor-in-interest to HH Baltimore. The current amount of the Letter of Credit is $818,000.

Annex 4

Supplement to Exhibit D – Form of Compliance Certificate

IV.	Section 6.12(a) – Material Subsidiaries.

A.	1.	Total assets of the Borrower and Material Subsidiaries at Statement Date:	$
	2.	Consolidated total assets of the Borrower and its Domestic Subsidiaries at Statement Date:	$
	3.	Line IV.A.1 ÷ Line IV.A.2:		%
	Minimum required: 90%
B.	1.	Total revenues of the Borrower and Material Subsidiaries for Subject Period:	$
	2.	Consolidated total revenues of the Borrower and its Domestic Subsidiaries for Subject Period:	$
	3.	Line IV.B.1 ÷ Line IV.B.2:		%
	Minimum required: 90%
C.	1.	EBITDA of the Borrower and Material Subsidiaries for Subject Period, based on Consolidated EBITDA:	$
	2.	EBITDA of the Borrower and its Domestic Subsidiaries for Subject Period, based on Consolidated EBITDA:	$
	3.	Line IV.C.1 ÷ Line IV.C.2:		%
	Minimum required: 90%